UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

August 29, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Items 5.02(b) and 5.02(c). Departure of Principal Accounting Officer and Appointment of New Principal Accounting Officer.

On August 29, 2005, Douglas E. Kerner, formerly Senior Vice President and Corporate Controller of Mattel, Inc. (“Mattel”), moved into a different position with Mattel as Senior Vice President, Operations Finance and Strategy, and H. Scott Topham, formerly Senior Vice President and Treasurer of Mattel, became Mattel’s Senior Vice President and Corporate Controller. Mattel’s Corporate Controller is deemed to be Mattel’s principal accounting officer.

Mr. Topham, 44, served as Senior Vice President and Treasurer from March 2005 to August 2005 and as Vice President and Treasurer from March 2004 to March 2005. Prior to that, he served as Vice President and Assistant Controller from May 2001 to March 2004. From August 2000 to May 2001, he served as Vice President and Treasurer of Premier Practice Management, Inc. From June 1999 to August 2000, he served as Division Vice President for Dataworks, Inc., a specialized publishing company. Prior to that he spent eight years with Total Petroleum (North America) Ltd., most recently as Vice President of Human Resources.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: August 29, 2005

3